SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Care Concepts I, Inc.

(Name of Registrant as Specified In Its Charter)

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Care Concepts I, Inc.

760 E. McNab Road

Pompano Beach, Florida 33060

November 1, 2004

Dear Shareholder:

You are cordially invited to attend the Special Meeting of the Shareholders of Care Concepts I, Inc. to be held on Monday, November 29, 2004 at 8:00 a.m. at 350 East Las Olas Blvd., Fort Lauderdale, Florida 33301. The formal Notice of Special Meeting of Shareholders and Proxy Statement are attached.

The matters to be acted upon by our shareholders are set forth in the Notice of Special Meeting of Shareholders and include:

1.

to amend our certificate of incorporation to require the amendment of our certificate of incorporation by the affirmative vote of a majority of our outstanding shares of voting capital stock, as opposed to 66 2/3% of our outstanding voting capital stock;

2.

to amend our certificate of incorporation and bylaws to permit any shareholder action to be taken without a meeting of shareholders if written consents setting forth such actions are signed by a majority of shareholders of the Company; and

3.

to amend our certificate of incorporation to change our name to Interactive Brand Development Inc.

It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached proxy statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own. The accompanying proxy is solicited by the board of directors of the Company to be voted at the special meeting of shareholders to be held on November 29, 2004. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the board with respect to each matter submitted to our shareholders for approval. Abstentions and broker non-votes are counted for purposes of determining a quorum. Any shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company in writing, by voting in person at the special meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

The shares entitled to vote at the special meeting consist of shares of our common stock and series B and C preferred stock, with each share of common stock and preferred stock entitling the holder to one vote. At the close of business on September 30, 2004, the record date for the Special Meeting, there were 15,192,425 shares of our common stock issued and outstanding, 1,000 shares of our series B preferred stock outstanding and 10,000 shares of our series C stock outstanding. This proxy statement and the accompanying form of proxy are first being sent to our shareholders on or about November 1, 2004.

In addition to the use of the mail, solicitations may be made by a proxy solicitation firm or our employees, by telephone, email, mailgram, facsimile, telegraph, cable and personal interview. We will bear all expenses for the solicitation of proxies.

Holders of record of more than 66 2/3% of our outstanding voting capital stock at September 30, 2004, the record date for the Special Meeting, have entered into a voting and irrevocable proxy agreement under which such persons have agreed to vote all of their shares in favor of the above proposals. Accordingly, approval of the matters to be acted upon at the Special Meeting is assured.

I hope that you will attend the meeting in person, at which time I will review the proposals contained in the attached proxy statement.

Sincerely,

/s/ Steve Markley

Steve Markley

Chairman and Chief Executive Officer

CARE CONCEPTS I, INC.

PROXY

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 29, 2004

The Special Meeting of the Shareholders of Care Concepts I, Inc. will be held at 8:00 a.m., at 350 East Las Olas Blvd., Fort Lauderdale, Florida 33301 on November 29, 2004. At the Special Meeting, you will be asked to vote on the following matters:

1.

To amend our certificate of incorporation to require the amendment of our certificate of incorporation by the affirmative vote by a majority of our outstanding shares of voting capital stock, as opposed to 66 2/3% of our outstanding voting capital stock;

2.

To amend our certificate of incorporation and bylaws to permit any shareholder action to be taken without a meeting of shareholders if written consents setting forth such actions are signed by a majority of shareholders of the Company; and

3.

To amend our certificate of incorporation to change our name to Interactive Brand Development Inc.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on September 30, 2004 will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the special meeting will be available for examination by any shareholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the special meeting.

Holders of record of more than 66 2/3% of our outstanding voting capital stock at September 30, 2004, the record date for the Special Meeting, have entered into a voting and irrevocable proxy agreement under which such persons have agreed to vote all of their shares in favor of the above proposals. Accordingly, approval of the matters to be acted upon at the Special Meeting is assured.

The Board of Directors recommends that you vote FOR all of the proposals.

By Order of the Board of Directors

/s/ Steve Markley

Steve Markley, Chairman and Chief Executive Officer

NOVEMBER 1, 2004

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; VOTING; QUORUM

We have fixed September 30, 2004, as the record date for the determination of the holders of the Company’s common stock entitled to notice of and to vote at the special meeting. Only holders of the Company’s common stock on the Record Date will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. As of the Record Date, there were approximately 15,192,425 shares of the Company’s common stock outstanding, held by approximately 625 shareholders of record. In addition, there are 1,000 shares of series B preferred stock and 10,000 shares of series C preferred stock outstanding. Each holder of record of common stock is entitled to cast one vote per share of stock on all matters properly submitted for the vote of the Company’s shareholders, exercisable in person or by properly executed proxy, at the special meeting. Each holder of record of preferred stock is entitled to cast one vote per share of stock.

The presence, in person or by proxy, of holders of a majority of the shares of the Company’s common stock outstanding as of the Record Date constitutes a quorum for the transaction of business at the special meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

The proposals to amend our certificate of incorporation and bylaws must be approved by 66 2/3% of our outstanding capital stock. As to all of our proposals, a shareholder may: (1) vote FOR the proposal, (2) vote AGAINST the proposal, or (3) “ABSTAIN” with respect to each proposal. A vote to ABSTAIN has the same effect as a vote AGAINST any of the amendments to our certificate of incorporation or bylaws.

SOLICITATION

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. It is anticipated that solicitations of proxies for the special meeting will be made only by use of the mails; however, we may use the services of a proxy solicitation firm. Directors, officers and employees may also be used to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the special meeting.

VOTING AND REVOCABILITY OF PROXIES

Shares of the Company’s capital stock represented by all properly executed proxies received at the Company’s transfer agent prior to the date of the special meeting, will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of common stock represented by such proxy will be voted "FOR" approval of all of the proposals.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (1) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (2) presenting to the Company a later-dated proxy; or (3) by attending the special meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, based upon 15,192,425 shares outstanding, at the record date by: persons who own of record or are known to own, beneficially, more than 5% of the company’s common stock; each director and executive officer of the company; and all directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities, and includes any securities which the person has the right to acquire within 60 days after the date of this proxy. The following table gives no effect to the conversion of our preferred shares.

	Number of Shares
Name and Address	of Common Stock	Ownership
Beneficial Owner	Beneficially Owned	Percentage

Gary Spaniak, Jr., Director and President	2,001,667	13.18%
934 N. University Dr., #202
Coral Springs, FL 33071

Steve Markley, Director and	1,360,500	8.96%
Chief Executive Officer
934 N. University Dr., #202
Coral Springs, FL 33071

Steven Robinson, Director	625,000	4.11%
1401 Horizon Court
Orlando, FL 32809

Robert Dolin, Director	62,500	*
281 S. Hollybrook Dr.
Pembroke Pines, FL 33025

Gilbert Singerman, Director	21,000	*
36665 Aberdeen Lane
Solon, OH 44139

Officers and Directors as a Group	4,070,667	26.68%
(Five Persons)

———————

* Less than 1%.

PROPOSAL ONE:

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE VOTE REQUIRED FOR STOCKHOLDER APPROVAL FROM 66 2/3% OF TOTAL SHARES OUTSTANDING TO A MAJORITY OF SHARES OUTSTANDING

General

On September 30, 2004 our board of directors voted unanimously to authorize and recommend to our stockholders an amendment to the Company’s certificate of incorporation which will eliminate a requirement that proposed amendments to the Company’s certificate of incorporation submitted for stockholder approval be approved by 66 2/3% of the total outstanding shares of stock and not, as provided by Delaware law, by a majority of the outstanding shares of the Company’s capital stock (the "Required Vote Amendment"). The Required Vote Amendment is included in the amended and restated certificate of incorporation attached as Appendix A to this proxy statement. We believe the change to our required vote procedures will assist us in future stockholder matters by simplifying the voting process and making it unnecessary for us to obtain enhanced participation by stockholders in voting for matters proposed to our stockholders.

Reasons for the Required Vote Amendment

Currently, Article ELEVENTH of our certificate of incorporation provides:

"The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent 66 2/3%) of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or appeal (i) Article FOURTH, Article SIXTH, Article SEVENTH, Article, EIGHTH, Article NINTH, Article TENTH, or this Article ELEVENTH, or to adopt any provision inconsistent therewith and (ii) Sections 2 and 8 of Article II, Section 1 of Article III and Article VIII of the Bylaws of the Corporation or to adopt any provisions inconsistent therewith. "

Under Section 242 of the Delaware General Corporation Law, an amendment to the Company’s certificate of incorporation submitted for stockholder approval would be approved by the affirmative vote of the majority of capital stock outstanding (subject to class voting in certain instances or as otherwise provided under Delaware law). We seek to eliminate the provision requiring an approval of 66 2/3% of total outstanding shares to approve matters submitted for approval of the stockholders.

We seek to eliminate the provision for an approval of 66 2/3% of total outstanding shares (as opposed to a majority of total outstanding shares) to approve matters submitted to a stockholder vote because it will be difficult, overly burdensome and expensive to obtain votes from our stockholders when we seek stockholder approval. Many of our outstanding shares are held in the name of brokers or other custodians (commonly known as "street name") instead of being held in the name of the beneficial owners of the shares. These beneficial owners authorize their custodians to vote their shares on their behalf on routine matters, such as the election of directors. The custodians solicit specific instructions from the beneficial holders when non-routine matters are submitted for stockholder approval. It has been our experience that many beneficial holders do not provide instructions to their custodians as to non-routine matters, such as amendments to the Company’s certificate of incorporation. As a result, the custodians participate in stockholder votes by voting as to routine matters, thereby causing the underlying shares held by the beneficial owners they represent to be counted towards obtaining a quorum, but abstain from voting as to non-routine matters.

Because the current voting requirement provides that approval must be by 66 2/3% of total outstanding shares, it is possible that although sufficient shares are represented to constitute a quorum and are cast to approve a matter in accordance with Delaware law, an insufficient number of votes (i.e., more than a majority of total outstanding shares, but less than 66 2/3% of the total outstanding) will be cast to approve non-routine matters. If we implement the Required Vote Amendment to eliminate the requirement that 66 2/3% of total outstanding shares be required to approve all amendments to the Company’s certificate of incorporation, then proposals to amend the Company’s certificate of incorporation submitted to a vote of stockholders will be approved if a majority of the Company’s outstanding stock (as opposed to 66 2/3% total shares outstanding) vote in favor of the matters proposed.

Under our current certificate of incorporation, we will be required to obtain the approval of stockholders holding 66 2/3% of the total outstanding shares, or, 66,666,666. The probability of over 34% of the Company’s stockholder’s abstaining or failing to vote for a proposed amendment makes it very difficult for the Company to amend its certificate of incorporation. Under the amended and restated certificate of incorporation as we propose it to be amended by the Required Vote Amendment, in accordance with Delaware law, we will be required to obtain the approval of a majority of the shares outstanding, or, 50,000,001.

We believe that our certificate of incorporation should afford us with a better ability to obtain stockholder approval on matters we submit to the stockholders for approval than it currently does, and that the "majority of shares outstanding" approach under Delaware law is preferable to the "66 2/3% of total shares outstanding" under the current certificate of incorporation. We are of this view because, due to the time and expense involved in soliciting stockholder approval, we may be unable to obtain stockholder approval needed to take action that, in the business judgment of our board of directors, is in the best interests of the stockholders and of the Company. Therefore, we wish to amend and restate our certificate of incorporation to defer to Delaware law with respect to the required vote of stockholders such that a majority of the shares outstanding will be required to approve proposals to amend the Company’s certificate of incorporation submitted to the stockholders for approval.

The effect of the current vote required provisions of our certificate of incorporation is to require greater stockholder participation in voting for stockholder approval on matters we proposes to our stockholders than that level of stockholder participation required by Delaware law. By requiring a majority of the shares outstanding (instead of 66 2/3% of the shares outstanding) to approve an amendment to the Company’s certificate of incorporation, it is more likely that we will be able to obtain the vote required to approve a proposal because voter turnout is less likely to be an issue, so long as a quorum is represented at the meeting. If we propose matters that are unpopular with the stockholders or as to which the stockholders are apathetic, under the required vote provision as we propose it to be revised by the Required Vote Amendment, we may be able to obtain approval that would not otherwise be obtained. This is more likely to occur if one or more larger stockholders favor the matter at issue. We will need to procure fewer votes to approve the matter under the required vote provision after implementing the Required Vote Amendment (more than 50% of the outstanding) as we would under the current required vote provision of the certificate of incorporation (more than 66 2/3% of the total shares outstanding). On the other hand, it will be also be easier for us to obtain stockholder approval of transactions or other corporate actions that our board of directors believes will be beneficial to us and to our stockholders.

Manner of Effecting the Amendments

The amendment will be effected by our filing of an amended and restated certificate of incorporation with the Secretary of the State of Delaware, deleting Article ELEVENTH. The complete text of the amended and restated certificate of incorporation is attached hereto as Appendix A.

No Rights of Appraisal

Under the Laws of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to the amendments, and we will not independently provide our stockholders with any such right.

Approval of Proposal 1

The affirmative vote of 66 2/3% of the total outstanding shares of our capital stock, voting together as one class, is required to approve this Proposal. As this proposal requires an affirmative vote of 66 2/3% of the Company’s outstanding stock, a vote of “ABSTAIN” has the same effect as a vote against the Required Vote Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE VOTE REQUIRED FOR STOCKHOLDER APPROVAL FROM A 66 2/3% OF TOTAL SHARES OUTSTANDING TO A MAJORITY OF SHARES OUTSTANDING.

PROPOSAL TWO:

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

TO PERMIT ANY ACTION WHICH MAY BE TAKEN AT ANY

ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS

TO BE TAKEN WITHOUT A MEETING IF WRITTEN CONSENTS SETTING

FORTH SUCH ACTION ARE SIGNED BY THE HOLDERS

OF AT LEAST A MAJORITY OF COMMON STOCK

General

On September 30, 2004 our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to amend the Company’s certificate of incorporation and bylaws to permit shareholder action to be taken by majority written consent lieu of holding a special meeting or annual meeting of shareholders. Delaware law permits any action which may be taken at any annual or special meeting of shareholders, to be taken without a meeting if written consents setting forth such action to be taken shall be signed by the holders at least a majority of the outstanding stock. Prompt written notice of the action taken shall be sent to those shareholders that have not given their written consent and who otherwise would have been entitled to vote on the action.

Reasons for Amendments

The Company proposes to make provisions for the use of a majority shareholder consent in lieu of holding a special meeting or annual meeting of shareholders in order to: (1) eliminate the costs and management time involved in holding a special or annual meeting and (2) effect or ratify future proposals as early as possible in order to accomplish the purposes of the Company. The acceptance of a majority shareholder written consent permits the Company to comply with Federal and State Securities and corporate regulations through the use of an information statement rather than holding an annual or special meeting. As Delaware law permits the use of a majority shareholder written consent in lieu of an annual or special meeting, the amendment to our bylaws would be consistent with the laws of Delaware. The costs of an annual or special meeting are significant and the preparation of a proxy statement in connection with the meeting also requires significant time and expense, which may prevent or delay certain actions which our company may need to undertake in the future. Stockholders not consenting to a proposal by written consent will be entitled to receive an information statement describing such proposal as required under Delaware law.

Manner of Effecting the Amendments

The amendments will be effected by our filing of an amended and restated certificate of incorporation with the Secretary of the State of Delaware and amending our bylaws. The complete text of the amended and restated certificate of incorporation is attached hereto as Appendix A. The text of the proposed amendment to the bylaws is attached hereto as Appendix B and is as follows:

“Section 11. Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected either at an Annual or Special Meeting of the stockholders of the Corporation or by majority written consent of the stockholders.”

No Rights of Appraisal

Under the Laws of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to the amendments, and we will not independently provide our stockholders with any such right.

Approval of Proposal 2

The vote required for approval of the amendments must be approved by 66 2/3% of the issued and outstanding shares of our capital stock. Because the amendment to the certificate of incorporation and amendment to the bylaws must be approved by 66 2/3% of our outstanding capital stock, a vote of “ABSTAIN” has the same effect as a vote against the amendments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS.

PROPOSAL THREE:

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO CHANGE THE COMPANY’S NAME

General

On September 30, 2004, the board of directors approved a proposal to amend the Company’s certificate of incorporation to change the Company’s name from Care Concepts I, Inc. to Interactive Brand Development Inc. The board further decreed that the proposal be submitted to the stockholders with the recommendation that the amendment be approved. If Proposal 3 is approved by the Company’s stockholders, Interactive Brand Development Inc. will be the Company’s new name. The text of the proposed amendment is set forth in the amended and restated Certificate of Incorporation included as Appendix A to this proxy statement.

Reasons for the Amendment

Our board of directors has proposed the certificate of amendment to change our corporate name because it is more accurately reflects our radio broadcasting and online advertising and sales promotion activities. The name “Care Concepts” reflects the operations of a predecessor company. It bears no relation to our current operations. Our board of directors believes Interactive Brand Development is more identifiable with our current operations.

No Rights of Appraisal

Under the Laws of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to the amendments, and we will not independently provide our stockholders with any such right.

Approval of Proposal 3

The amendment to the certificate of incorporation must be approved by 66-2/3% of the issued and outstanding shares of our capital stock. Because the articles of amendment must be approved by 66-2/3% of our outstanding capital stock, a vote of “ABSTAIN” has the same effect as a vote against the amendment to the certificate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION CHANGING THE COMPANY’S NAME TO INTERACTIVE BRAND DEVELOPMENT INC.

OTHER MATTERS

Management and the board of directors of the Company knows of no matters to be brought before the special meeting other than as set forth in this proxy statement. However, if any other matters properly are presented to the shareholders for action at the meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

By Order of the Board of Directors

Care Concepts I, Inc.

Steve Markley

Steve Markley

Chief Executive Officer

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF CARE CONCEPTS I, INC.

Pursuant to the General Corporation Law of the State of Delaware, CARE CONCEPTS I, INC., a Delaware corporation organized under the laws of the State of Delaware on November 23, 1992, hereby adopts this Amended and Restated Certificate of Incorporation as set forth below:

FIRST: The name of the Corporation is INTERACTIVE BRAND DEVELOPMENT INC. (hereinafter the “Corporation”).

SECOND: The address of the registered office of this Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent as that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

FOURTH:

1.

The total number of shares which the Corporation shall have authority to issue is 35,000,000 shares, consisting of (a) 30,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (b) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Each share of Common Stock shall be entitled to one vote at all meetings of shareholders of the Corporation and, subject to the right of the holders of Preferred Stock, shall be entitled to receive dividends, when and if declared by the Board of Directors of the Corporation.

2.

The Board of Directors of the Corporation (the “Board of Directors”), upon the approval of all members of the Board of Directors, is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)

The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(c)

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or more than nine directors, who shall serve one-year terms, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(d)

Directors of the Corporation may be removed by stockholders of the Corporation with or without cause by the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

(e)

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(f)

In addition to the powers and authority herein-before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and by Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

(g)

Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation.

SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed by the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing seventy-five percent (75%) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangements, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected either at an annual or special meeting of stockholders of the Corporation or by majority written consent of the stockholders. Special meetings of stockholders may be called only by the Chairman of the Board, if there be one, the President, the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors of adoption) or by the owner or owners, at the time of such call for a special meeting, of ten percent (10%) or more of the issued and outstanding common stock of the Corporation. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

EIGHTH: Any Business Combination (as hereinafter defined) with an Interested Stockholder (as hereinafter defined) shall be subject to the following requirements:

(a)

In addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article EIGHTH, a Business Combination involving an Interested Stockholder or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b)

The provisions of paragraph (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the conditions specified in both Paragraphs 1 and 2 are met:

1.

The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement of or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

2.

All of the following conditions shall have been met:

A.

The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

(i)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

(ii)

the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

B.

The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

(i)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

(ii)

the Fair Market value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

The provisions of this Paragraph (b)2.B shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

C.

The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

D.

After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

E.

After the Determination Date, such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

F.

A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

G.

Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

(c)

For the purposes of this Article EIGHTH:

1.

The term "Business Combination" shall mean:

A.

any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder, or

B.

any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value and/or involves aggregate commitments of $1,000,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or ten percent (10%) of the stockholders’ equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities, obligations and/or commitments constituting any Substantial Part; or

C.

the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to this Certificate of Incorporation or the Bylaws proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

D.

any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital. Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

E.

any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses A to D.

2.

The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation.

3.

The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

4.

The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

5.

A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an interested Stockholder pursuant to Paragraph 4 of this Section (c), the number of shares of Capital Stock deemed to be out standing shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6.

The terms "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Certificate of Incorporation is accepted for filing by the Delaware Secretary of State (the term "registrant" in said Rule 12b-2 meaning in this case, the Corporation).

7.

The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section (c), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

8.

The term "Continuing Director" means (i) any member of the Board of Directors on the date of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware and (ii) any member of the Board of Directors who thereafter becomes a member of the Board of Directors while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (iii) a successor of a Continuing Director while successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

9.

The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed an any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

10.

In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received," as used in Paragraphs 2.A and 2.B of Section (b), of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

11.

The term "Voting Stock" means stock of any class or series entitled to vote generally in the election of directors.

(d)

A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article EIGHTH on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the proposed action is with, or proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

(e)

Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f)

The fact that any Business Combination complies with the provisions of Section (b) of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

(g)

For the purposes of this Article EIGHTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH (collectively, the "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of and Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

(h)

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH; provided, however, that this Section (h) shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section (c), Paragraph 8 of this Article EIGHTH.

NINTH: The Corporation has the power to indemnify, and to purchase and maintain insurance for its directors, officers, trustees, employees and other persons and agents, and (without limiting the generality of the foregoing) shall indemnify its directors and officers against all liability, damage and expense arising from or in connection with service for, employment by, or other affiliation with the Corporation or other firms or entities to the maximum extent and under all circumstances permitted by law.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any.

Pursuant to a unanimous written consent of the Board of Directors dated September 30, 2004, and as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, a special meeting of the stockholders of the Corporation was duly called and held on November __, 2004, and the necessary number of shares as required by the statute and the Corporation’s Certificate of Incorporation were voted in favor of the Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed in its corporate name in accordance with the Delaware General Corporation Law.

EXECUTED AND ACKNOWLEDGED this _____ day of ____________, 2004.

CARE CONCEPTS I, INC. (now known as

INTERACTIVE BRAND DEVELOPMENT INC.)

By:

_____________________________

Steve Markley

Chief Executive Officer

Appendix B

Amendment to Bylaws

Section 11 of the Bylaws of the Company is hereby deleted and replaced in its entirety with the following:

“Section 11. Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected either at an Annual or Special Meeting of the stockholders of the Corporation or by majority written consent of the stockholders.”

B-1

CARE CONCEPTS I, INC.

SPECIAL MEETING OF SHAREHOLDERS

NOVEMBER 29, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CARE CONCEPTS I, INC.

The undersigned hereby appoints Steve Markley proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Care Concepts I, Inc. ( the “Company”) held of record by the undersigned on September 30, 2004 at the Special Meeting of Shareholders to be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on November 29, 2004, at 8:00 a.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.

Proposal to amend the certificate of incorporation of the Company to require the amendment of the Company’s certificate of incorporation by an affirmative vote of the outstanding capital stock, as opposed to 66 2/3% of the Company’s outstanding capital stock.

☐ FOR

☐ AGAINST

☐ ABSTAIN

2.

Proposal to amend the Company’s certificate of incorporation and bylaws to permit any shareholder action to be taken without a meeting of shareholders if written consents setting forth such actions are signed by a majority of shareholders of the Company.

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.

Proposal to amend the Company’s certificate of incorporation to change its name to Interactive Brand Development Inc.

☐ FOR

☐ AGAINST

☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

DATED:

___________________________________

(Signature)

___________________________________

(Signature if jointly held)

___________________________________

(Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
THANK YOU.